UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01 Entry into a Material Definitive Agreement.

Nash Facility Lease Amendment

On May 28, 2021, ImmunityBio, Inc. (the “Company”) entered into a First Amendment to Lease with 605 Nash, LLC for the property located at 605-607 Nash Street, El Segundo, California (the “Amendment”), effective as of April 1, 2021. 605 Nash, LLC is a related party, as it is owned by the Company’s Executive Chairman and principal stockholder, Dr. Patrick Soon-Shiong.

The Amendment amends the original lease entered into by the Company in February 2021 (the “Original Lease”) whereby we leased approximately 6,883 square feet in El Segundo, California (the “Original Premises”). The Original Lease runs from January 2021 through December 2027 and includes an option to extend the Original Lease for an additional three-year term through December 2030.

Pursuant to the Amendment, the Company increased its leasehold interest by 57,760 square feet (the “Expansion Premises”) to an aggregate of 64,643 square feet (the “Combined Premises”). The Combined Premises will be used primarily for pharmaceutical and manufacturing purposes. The Company plans to build out a full scale manufacturing facility, including clean rooms for upstream and downstream manufacturing activities, and also including fill finish capabilities, to increase capacity and ability to scale production associated with certain of the Company’s product candidates, including its COVID-19 vaccine and booster. The initial lease term for the Expansion Premises is from April 2021 through March 2028. The Amendment extends the lease term for the Original Premises through March 2028 and includes an option to extend the lease for the Combined Premises for an additional three-year term through March 2031. Base rent for the term of the Expansion Premises is approximately $170,400 per month with an annual increase of 3% on April 1 of each year during the initial term and, if applicable, during the option term. In addition, we are required to pay our share of estimated property taxes and operating expenses for the Combined Premises, both of which are variable lease expenses.

The Company is responsible for the costs associated with the buildout of the Combined Premises. It is also entitled to a tenant improvement allowance of approximately $2.6 million associated with the buildout costs for the Expansion Premises.

The above description of the Original Lease and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreements. The Original Lease was filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and a copy of the Amendment will be filed with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: May 28, 2021	By:	/s/ David Sachs
Chief Financial Officer